Exhibit 4.2

5072080

GSI Group Inc.

Number

00100014ZQ

Shares 11111

INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (NEW BRUNSWICK)

THIS CERTIFIES THAT

SPECIMEN CERTS

CUSIP 36191C205

ISIN CA36191C2058

IS THE REGISTERED HOLDER OF

* * * 1 * * *

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

GSI Group Inc.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Principal Financial Officer

Vice President

COUNTERSIGNED AND REGISTERED

COMPUTERSHARE TRUST COMPANY, N.A.

(GOLDEN)

TRANSFER AGENT AND REGISTRAR OR

Vice President

By Authorized Officer

Dated: Mar 14, 2012

COUNTERSIGNED AND REGISTERED

COMPUTERSHARE INVESTOR SERVICES INC.

(TORONTO)

TRANSFER AGENT AND REGISTRAR

By Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Toronto, ON and Computershare Trust Company, N.A. in Golden, CO

SECURITY INSTRUCTIONS ON REVERSE

VOIR LES INSTRUCTIONS DE SECURITE AU VERSO

CSAE_00164874_LSIQ.TOR.PULLS/000001/000001/i

C8888889133 | T

Printed by DATA BUSINESS FORMS

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM-as tenants in common

TEN ENT - as tenants by the entireties

JT TEN -as joint tenants with rights of survivorship and not as tenants in common

(Name) CUST (Name) UNIF - (Name) as Custodian for (Name) under the

GIFT MIN ACT (State) (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

shares

represented by this certificate and does hereby irrevocably constitute and appoint the attorney

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED:

Signature of Shareholder

Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”,

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS-INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING

WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE

DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÉRE.

EN_CORP_V2_01